UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2008 (July 31, 2008)
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission	(IRS Employer
File Number)	Identification No.)

2540 Mission College Boulevard, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 31, 2008, Transmeta Corporation, a Delaware corporation (“Transmeta”), entered into an agreement with NVIDIA Corporation, a Delaware corporation (“NVIDIA”), providing for a non-exclusive license to NVIDIA of Transmeta’s Long Run and LongRun2 technologies and other intellectual property for use in connection with NVIDIA products.
     The agreement grants to NVIDIA a non-exclusive and fully paid-up license to all of Transmeta’s patents and patent applications, and a non-exclusive license and transfer of certain Transmeta advanced power management and other computing technologies.
     Under the agreement, NVIDIA agrees to pay Transmeta a one-time, non-refundable license fee of $25.0 million. The agreement also includes mutual general releases of all claims by both parties.
Item 8.01 Other Events.
     On August 6, 2008, after receiving approval as to form from NVIDIA in accordance with the agreement described above in Item 1.01, Transmeta issued a press release announcing that agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title or Description

99.1	Press Release dated August 6, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: August 6, 2008	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary

Exhibit Index

Exhibit
Number	Exhibit Title or Description

99.1	Press Release dated August 6, 2008.